UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008

NTN Buzztime, Inc.

(Exact name of registrant as specified in its charter)

001-11460

(Commission File Number)

Delaware	31-1103425
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5966 La Place Court

Carlsbad, California 92008

(Address of principal executive offices, with zip code)

760-438-7400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2008, Barry Bergsman resigned as a director of NTN Buzztime, Inc. (the “Company”), effective October 31, 2008.

In connection with Mr. Bergsman’s resignation, the Company entered into an Amendment to Stock Option Grants with Mr. Bergsman, dated October 16, 2008 (the “Amendment”). Pursuant to the terms of the Amendment, the post-separation exercisability period of Mr. Bergsman’s 120,000 vested stock options, which were granted before 2007, was extended from October 31, 2010 to October 31, 2011 and the post-separation exercisability period of Mr. Bergsman’s 20,000 vested stock options which were granted in 2007 was extended from October 31, 2009 to October 31, 2010.

To fill the vacancy created by Mr. Bergsman’s resignation, the Board of Directors (upon the favorable recommendation of the Nominating and Corporate Governance Committee), elected Terry Bateman to join the Board as a director effective November 1, 2008.

There were no arrangements or understandings between Mr. Bateman and any other person pursuant to which he was selected as a director.

On November 1, 2008, the effective date of his election to the Board, in accordance with the Board compensation provisions with respect to new directors as currently in effect, Mr. Bateman will be granted options to purchase 30,000 shares of the Company’s Common Stock pursuant to the Company’s 2004 Performance Incentive Plan (the “Plan”). The exercise price of these options will be equal to the closing market price of the Company’s common stock on the date of grant. One half of these option shares are immediately vested and exercisable. The remaining shares vest and become exercisable in equal installments each month immediately subsequent to the date of grant and up to the date of the next annual meeting of shareholders, which is expected to occur in or about May 2009. The option shares are subject to full acceleration of vesting upon a change of control event (as defined in the Plan).

The Company expects Mr. Bateman to become a member of the Audit Committee. He may also be appointed to one or more other Board committees.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to Stock Option Grants dated October 16, 2008 between NTN Buzztime, Inc. and Barry Bergsman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN Buzztime, Inc.

Date: October 21, 2008	By:	/s/ Kendra Berger
Kendra Berger, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Document

10.1	Amendment to Stock Option Grants dated October 16, 2008 between NTN Buzztime, Inc. and Barry Bergsman.